                                                     MATTEL, INC. AND SUBSIDIARIES
                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                      EXHIBIT 12
                                                 (Amounts in thousands, except ratios)                            (PAGE 1 0F 2)

                                                              (Unaudited)

                                                                                       FOR THE
                                                                                   SIX MONTHS ENDED
                                                                          --------------------------------
                                                                            June 30,             June 30,
                                                                              2001                 2000
                                                                          -----------          -----------
EARNINGS AVAILABLE FOR FIXED
         CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                                     ($36,022)           ($53,354)
  Less (plus) minority interest and undistributed income (loss)
     of less-than-majority-owned affiliates, net                                  242                 441
  Add:
     Interest expense                                                          74,512              60,301
     Appropriate portion of rents (c)                                           8,463               7,001
                                                                             --------            --------
  Earnings available for fixed charges                                        $47,195             $14,389
                                                                             ========             =======
FIXED CHARGES:
  Interest expense                                                            $74,512             $60,301
  Capitalized interest                                                              -                  51
  Appropriate portion of rents (c)                                              8,463               7,001
                                                                             --------            --------
  Fixed charges                                                               $82,975             $67,353
                                                                             ========             =======
Ratio of earnings to fixed charges                                               0.57 (d)            0.21 (e)
                                                                             ========             =======

                                                                                 FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                        -----------------------------------------------------

                                                                          2000       1999        1998       1997       1996
                                                                        --------   --------    --------   --------  ---------
EARNINGS AVAILABLE FOR FIXED
         CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                                  $225,424   $170,164   $459,446   $425,082   $536,756
  Less (plus) minority interest and undistributed income (loss)
     of less-than-majority-owned affiliates, net                               440        145       (165)      (144)       303
  Add:
     Interest expense                                                      152,979    131,609    110,833     90,130    100,226
     Appropriate portion of rents (c)                                       14,748     11,974     16,262     17,665     19,527
                                                                          --------   --------   --------   --------   --------
  Earnings available for fixed charges                                    $393,591   $313,892   $586,376   $532,733   $656,812
                                                                          ========   ========   ========   ========   ========
FIXED CHARGES:
  Interest expense                                                        $152,979   $131,609   $110,833   $ 90,130   $100,226
  Capitalized interest                                                         507        527        993        991      1,789
  Appropriate portion of rents (c)                                          14,748     11,974     16,262     17,665     19,527
                                                                          --------   --------   --------   --------   --------
  Fixed charges                                                           $168,234   $144,110   $128,088   $108,786   $121,542
                                                                          ========   ========   ========   ========   ========

Ratio of earnings to fixed charges                                            2.34 X     2.18 X     4.58 X     4.90 X     5.40 X
                                                                          ========   ========   ========   ========   ========

(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $35.8 million for the six-month period ended June 30, 2001.

(e) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $53.0 million for the six month period ended June 30, 2000.

                                                     MATTEL, INC. AND SUBSIDIARIES
                                      COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED STOCK DIVIDENDS                                     EXHIBIT 12
                                                (Amounts in thousands, except ratios)                                (Page 2 of 2)


                                                                         (Unaudited)

                                                                                              FOR THE
                                                                                          SIX MONTHS ENDED
                                                                                   -------------------------------
                                                                                    June 30,             June 30,
                                                                                      2001                 2000
                                                                                   ----------           ----------
EARNINGS AVAILABLE FOR FIXED
          CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect changes in accounting principles and
     extraordinary items                                                             ($36,022)           ($53,354)
  Less (plus) minority interest and undistributed income (loss)
     of less-than-majority-owned affiliates, net                                          242                 441
  Add:
     Interest expense                                                                  74,512              60,301
     Appropriate portion of rents (c)                                                   8,463               7,001
                                                                                     --------            --------
Earnings available for fixed charges                                                  $47,195             $14,389
                                                                                     ========            ========
FIXED CHARGES:
  Interest expense                                                                    $74,512             $60,301
  Capitalized interest                                                                    -                    51
  Dividends-Series B preferred stock                                                      -                   -
  Dividends-Series C preferred stock                                                      -                   -
  Appropriate portion of rents (c)                                                      8,463               7,001
                                                                                     --------            --------
  Fixed charges                                                                       $82,975             $67,353
                                                                                     ========            ========
Ratio of earnings to combined fixed charges and
  preferred stock dividends                                                              0.57 (d)            0.21 (e)
                                                                                     ========            ========


                                                                            FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                      ------------------------------------------------------
                                                                         2000       1999       1998       1997       1996
                                                                      ---------  ---------  ---------  ----------  ---------
EARNINGS AVAILABLE FOR FIXED
          CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect changes in accounting principles and
     extraordinary items                                               $225,424   $170,164   $459,446   $425,082   $536,756
  Less (plus) minority interest and undistributed income (loss)
     of less-than-majority-owned affiliates, net                            440        145       (165)      (144)       303

  Add:
     Interest expense                                                   152,979    131,609    110,833     90,130    100,226
     Appropriate portion of rents (c)                                    14,748     11,974     16,262     17,665     19,527
                                                                       --------   --------   --------   --------   --------
Earnings available for fixed charges                                   $393,591   $313,892   $586,376   $532,733   $656,812
                                                                       ========   ========   ========   ========   ========
FIXED CHARGES:
  Interest expense                                                     $152,979   $131,609   $110,833    $90,130   $100,226
  Capitalized interest                                                      507        527        993        991      1,789
  Dividends-Series B preferred stock                                        -          -          -        2,537      3,406
  Dividends-Series C preferred stock                                        -        3,980      7,960      7,968      3,985
  Appropriate portion of rents (c)                                       14,748     11,974     16,262     17,665     19,527
                                                                       --------   --------   --------   --------   --------
  Fixed charges                                                        $168,234   $148,090   $136,048   $119,291   $128,933
                                                                       ========   ========   ========   ========   ========

Ratio of earnings to combined fixed charges and
  preferred stock dividends                                                2.34 X     2.12 X     4.31 X     4.47 X     5.09 X
                                                                       ========   ========   ========   ========   ========


(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $35.8 million for the six-month period ended June 30, 2001.

(e) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $53.0 million for the six month period ended June 30, 2000.